Exhibit 10.15

INVITATION HOMES INC.

RESTRICTED STOCK GRANT AND ACKNOWLEDGMENT

(Replacement Award for IH Partnerships – Class B Units)

THIS RESTRICTED STOCK GRANT AND ACKNOWLEDGEMENT (the “Agreement”), is made effective as of the date set forth on the Company signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Invitation Homes Inc. (together with its successors and assigns, the “Company”), the participant identified on the Signature Page attached hereto (the “Participant”) and each of Invitation Homes Parent L.P. (“IH1”), Invitation Homes 2-A L.P. (“IH2-A”), Preeminent Parent L.P. (“Preeminent Parent” and, together with IH2-A, “IH2”), Invitation Homes 3 Parent L.P. (“IH3”), Invitation Homes 4 Parent L.P. (“IH4”), Invitation Homes 5 Parent L.P. (“IH5”) and Invitation Homes 6 Parent L.P. (“IH6”) (collectively, the “IH Partnerships”).

R E C I T A L S:

WHEREAS, the Participant holds a number of Class B Units (the “Class B Units”) in one or more of the IH Partnerships specified on the Signature Page, which Class B Units are governed by one or more Management Subscription Agreements (collectively, the “Subscription Agreements”);

WHEREAS, all of the Participant’s Class B Units are being cancelled and the Participant is to receive shares of common stock (“Shares”), par value $0.01, of the Company (the “Common Stock”) in redemption of the Class B Units (the “Redemption”), effective prior to or substantially concurrent with the consummation of the IPO (as defined below) (the date and time that the Redemption is effective, the “Redemption Date”);

WHEREAS, the Company has adopted the Invitation Homes Inc. 2016 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, as of the Redemption Date, the Class B Units will be cancelled and will cease to be issued and outstanding and the Participant shall receive Shares with an equivalent value based on the IPO Price (as defined below), as described herein and otherwise subject to the terms hereof and the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Redemption.

(a) The Shares.

(i) Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement and effective as of the Redemption Date, the Company and the IH Partnerships will cause the Class B Units to be cancelled and the

Participant to receive, in redemption, conversion and/or exchange for such cancelled Class B Units, a whole number of vested Shares (the “Vested Shares”) and unvested Shares (the “Unvested Restricted Shares”) determined in the manner provided in Section 1(a)(ii), below. The Compensation Committee of the Board of Directors of the Company (the “Committee”) shall specify on Exhibit A hereto, with respect to:

(A) the Class B Units in IH1, the number of Vested Shares (the “IH1 Vested Shares”) and Unvested Restricted Shares (the “IH1 Unvested Restricted Shares”, and together with the IH1 Vested Shares, the “IH1 Series Restricted Shares”) redeemable, convertible and/or exchangeable for such Class B Units;

(B) the Class B Units in IH2, the number of Vested Shares (the “IH2 Vested Shares”) and Unvested Restricted Shares (the “IH2 Unvested Restricted Shares”, and together with the IH2 Vested Shares, the “IH2 Series Restricted Shares”) redeemable, convertible and/or exchangeable for such Class B Units;

(C) the Class B Units in IH3, the number of Vested Shares (the “IH3 Vested Shares”) and Unvested Restricted Shares (the “IH3 Unvested Restricted Shares”, and together with the IH3 Vested Shares, the “IH3 Series Restricted Shares”) redeemable, convertible and/or exchangeable for such Class B Units;

(D) the Class B Units in IH4, the number of Vested Shares (the “IH4 Vested Shares”) and Unvested Restricted Shares (the “IH4 Unvested Restricted Shares”, and together with the IH4 Vested Shares, the “IH4 Series Restricted Shares”) redeemable, convertible and/or exchangeable for such Class B Units;

(E) the Class B Units in IH5, the number of Vested Shares (the “IH5 Vested Shares”) and Unvested Restricted Shares (the “IH5 Unvested Restricted Shares”, and together with the IH5 Vested Shares, the “IH5 Series Restricted Shares”) redeemable, convertible and/or exchangeable for such Class B Units; and

(F) the Class B Units in IH6, the number of Vested Shares (the “IH6 Vested Shares”) and Unvested Restricted Shares (the “IH6 Unvested Restricted Shares”, and together with the IH6 Vested Shares, the “IH6 Series Restricted Shares”) redeemable, convertible and/or exchangeable for such Class B Units (the IH1 Series Restricted Shares, the IH2 Series Restricted Shares, the IH3 Series Restricted Shares, the IH4 Series Restricted Shares, the IH5 Series Restricted Shares and the IH6 Series Restricted Shares, collectively, the “Restricted Shares”).

(ii) The number of Restricted Shares shall be calculated by the Committee in its sole discretion, such that (x) the intrinsic value of all such Class B Units (calculated based on the price to public at which the Common Stock is sold in the Company’s initial public offering (the “IPO”, and such price, the “IPO Price”), the number of such Shares held by the applicable IH Partnership prior to the Redemption and the relative rights and priorities applicable to the Class B Units under the applicable IH Partnership’s organizational documents immediately prior to the Redemption) is equal to (y) the intrinsic value of all such Shares using the IPO Price, in each case, as calculated by the Committee.

(b) Vesting.

(i) The IH1 Vested Shares, IH2 Vested Shares, IH3 Vested Shares, IH4 Vested Shares, IH5 Vested Shares and IH6 Vested Shares shall not be subject to any vesting conditions.

(ii) The Unvested Restricted Shares shall vest and become Vested Shares, with respect to (i) the IH1 Unvested Restricted Shares, in accordance with Schedule A, (ii) the IH2 Unvested Restricted Shares, in accordance with Schedule B, (iii) the IH3 Unvested Restricted Shares, in accordance with Schedule C, (iv) the IH4 Unvested Restricted Shares, in accordance with Schedule D, (v) the IH5 Unvested Restricted Shares, in accordance with Schedule E and (vi) the IH6 Unvested Restricted Shares, in accordance with Schedule F, in the case of each of Schedules A through F, as attached hereto. To the extent the number of Unvested Restricted Shares is not evenly divisible by the number of vesting dates set forth in the applicable Schedule, the vesting installments shall be as equal as possible with the smaller installments vesting first.

(iii) If the Participant’s employment with the Company and its Subsidiaries is terminated at any time, all Unvested Restricted Shares shall automatically and immediately be forfeited and canceled (after giving effect to any acceleration of vesting or other applicable terms set forth in Schedules A through F attached hereto). In addition, if (x) the Participant’s employment with the Company and its Subsidiaries is terminated by the Company for Cause or (y) the Participant resigns at a time when grounds for a termination of the Participant’s employment for Cause existed, in either case, the Participant shall forfeit any Vested Shares for no consideration.

(c) Section 83(b) Election. Within 10 days after the Redemption Date, the Participant shall provide the Company with a copy of a completed election under Section 83(b) of the Code in the form of Exhibit B attached hereto. The Participant shall timely (within 30 days) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that the Participant has made such timely filing and furnish a copy of such filing to the Company. The Participant should consult the Participant’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares.

(d) Participant acknowledges that the Shares have not been registered under the Securities Act or any other state or foreign securities law, and accordingly, may not be offered, sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

2. Prior Agreements; Restrictive Covenants.

(a) Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly reaffirms, in the Participant’s capacity as an investor and equityholder in the Company and its Affiliates, the restrictive covenants set forth as an appendix to each applicable Subscription Agreement (the “Restrictive Covenants”), with such changes to conform the Restrictive Covenants to reflect the Redemption and the IPO, including, but not limited to, the definitions of “Restricted Group” and “Business” contained therein. The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of the Restrictive Covenants would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement or any other agreement between the Company and its Affiliates, on the one hand, and the Participant and the Participant’s Affiliates, on the other, and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Notwithstanding the foregoing, if the Participant’s principal place of employment when the Class B Units were obtained is located in the State of California, the Restrictive Covenants relating to non-competition shall not apply to the Participant. For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates. For purposes of this Agreement, “Restrictive Covenant Violation” means the Participant’s breach of any of the Restrictive Covenants or any similar provision applicable to the Participant.

(b) Repayment of Proceeds. In the event of a Restrictive Covenant Violation, a termination of the Participant’s employment by the Company for Cause, or if the Company discovers after a termination of the Participant’s employment that grounds for a termination of employment with Cause existed at the time of such termination of employment, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days of the Company’s request to the Participant therefor, an amount equal to the excess, if any, of (i) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, (A) prior to the Redemption Date, the Class B Units, and (B) the Shares issued hereunder over (ii) the aggregate Cost of such Shares. For purposes of this Agreement, “Cost” means, in respect of any Share, the amount paid by the Participant for the Class B Units that were exchanged for such Share, as proportionately adjusted for all subsequent distributions on the Shares and other recapitalizations and less the amount of any distributions made with respect to (x) prior to the Redemption Date, the Class B Units or (y) the Share, in each case, pursuant to the applicable IH Partnership’s or the Company’s organizational documents, as applicable; provided that Cost may not be less than zero. Any reference in this Agreement to grounds existing for a termination of employment, with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of or termination with, Cause

(c) Class B Units. The Participant acknowledges and agrees that any reference to the value of Class B Units in any or all of the IH Partnerships in the Participant’s employment agreement with the Company (or any Affiliate) shall hereafter be deemed to be a reference to the value of the Shares received hereunder for the purposes of calculating the value of any severance or similar amounts payable upon a termination of employment.

3. Book Entry; Certificates. The Company shall recognize the Participant’s ownership of Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Unvested Restricted Shares pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Shares. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Shares that have not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4. Rights as a Stockholder. The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and rights to dividends or other distributions; provided that the Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7.

5. Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to the Participant as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 7 hereof and shall be substantially in the form set forth in Section 9(e) of the Plan.

6. No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Shares hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7. Assignment Restrictions; Lock-up.

(a) The Unvested Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Assigned and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an Assignment. The Participant further hereby agrees that the Participant shall, without further action on the part of the Participant, be bound by the provisions of the lock-up letter executed by the executive officers of the Company to the same extent as if the Participant had directly executed such lock-up letter himself or herself. Such lock-up letter will provide that the Participant shall not, subject to specified exceptions, dispose of or hedge any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company during the period from the date of the final prospectus relating to the IPO and continuing through the date 180 days after the date of such prospectus, except with the prior written consent of the representatives of the underwriters for the IPO.

(b) “Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Shares, the grant or vesting of the Shares, or any payment or transfer with respect to the Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9. Securities Laws; Cooperation. Upon the vesting of any Unvested Restricted Shares pursuant to Schedules A through F attached hereto, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Maryland, and each of the Participant, the Company, and any transferees who hold Shares pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding, or judgment. EACH OF THE PARTICIPANT, THE COMPANY, AND

ANY TRANSFEREES WHO HOLD SHARES PURSUANT TO A VALID ASSIGNMENT HEREBY IRREVOCABLY WAIVES (A) ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE MARYLAND, (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (C) ANY RIGHT TO A JURY TRIAL.

12. Shares Subject to Plan; Amendment. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company may amend and update the number of Shares in the Schedule set forth on the Signature Page hereto prior to or following the effective date of the IPO based on the IPO Price.

13. Other Awards. Subject to Section 2, this Agreement, together with any other equity grants received in connection with the Redemption and the IPO, are in replacement of, and supersede in all respects, the Class B Units.

14. IH Partnerships. The Participant agrees and acknowledges that, upon consummation of the Redemption, the Participant will (i) hold no Class B Units, (ii) no longer be a limited partner of any of the IH Partnerships and (iii) have no surviving rights under the governing documents of any of the IH Partnerships.

[Signatures on next page.]

IN WITNESS WHEREOF, the Participant acknowledges and accepts the terms of this Agreement which shall be effective as of the date set forth on the Signature Page.

Participant

Name:

[Signature Page - Replacement Award for Class B Units of the IH Partnerships]

Agreement acknowledged and confirmed:

Dated:

INVITATION HOMES PARENT L.P.		INVITATION HOMES INC.

By:		By:
	Name:		Name:
	Title: Authorized Signatory		Title: Authorized Signatory

INVITATION HOMES 2-A L.P.

By:
Name:
Title: Authorized Signatory

PREEMINENT PARENT L.P.

By:
Name:
Title: Authorized Signatory

INVITATION HOMES 3 PARENT L.P.

By:
Name:
Title: Authorized Signatory

INVITATION HOMES 4 PARENT L.P.

By:
Name:
Title: Authorized Signatory

INVITATION HOMES 5 PARENT L.P.

By:
Name:
Title: Authorized Signatory

INVITATION HOMES 6 PARENT L.P.

By:
Name:
Title: Authorized Signatory

[Signature Page - Replacement Award for Class B Units of the IH Partnerships]

Exhibit A

Name:

Date of Grant:

			Class B Units		Shares
IH Partnership	Date of Acquisition of Units	Vesting Reference Date	Number of Vested Units	Number of Unvested Units	Number of Vested Shares	Number of Unvested Restricted Shares
IH1
IH2
IH3
IH4
IH5
IH6
Total Units / Shares

The numbers of Shares set forth above assume the following:

1.	The number of Vested Shares and Unvested Restricted Shares is calculated taking into account any “Offset Amount” or “Threshold Catch-up Amount” specified in the applicable Subscription Agreement.

2.	The number of Shares issued in respect of Class B Units in each of the IH Partnerships is calculated based on the total number of Class B Units of each IH Partnership (rounded down to the nearest whole share), and designated a Vested Share or Unvested Restricted Share based on the vesting schedule set forth in Schedules A through F, as applicable.

Schedule A

Vesting Terms Applicable to IH1 Series Restricted Shares

[Separately Attached]

Schedule B

Vesting Terms Applicable to IH2 Series Restricted Shares

[Separately Attached]

Schedule C

Vesting Terms Applicable to IH3 Series Restricted Shares

[Separately Attached]

Schedule D

Vesting Terms Applicable to IH4 Series Restricted Shares

[Separately Attached]

Schedule E

Vesting Terms Applicable to IH5 Series Restricted Shares

[Separately Attached]

Schedule F

Vesting Terms Applicable to IH6 Series Restricted Shares

[Separately Attached]